EXHIBIT A

         This SUPPLEMENTAL INDENTURE is dated as of ___________, 2000, among GALEY & LORD, INC., a Delaware corporation (the "Company"), and GALEY & LORD INDUSTRIES, INC., a Delaware corporation, G&L SERVICE COMPANY, NORTH AMERICA, INC., a Delaware corporation, SWIFT TEXTILES, INC., a Delaware corporation, SWIFT DENIM SERVICES, INC., a Delaware corporation, GALEY & LORD PROPERTIES, INC., a Delaware corporation, and SWIFT DENIM PROPERTIES, INC., a Delaware corporation (the "Note Guarantors"), and SUNTRUST BANK, a Georgia banking corporation (f/k/a SunTrust Bank, Atlanta), as Trustee (the "Trustee").

                                    RECITALS

         WHEREAS, the Company, the Note Guarantors and the Trustee entered into an Indenture, dated as of February 24, 1998 (the "Indenture"), pursuant to which the Company issued $300,000,000 in aggregate principal amount of the 9 1/8% Senior Subordinated Notes Due 2008, which were subsequently exchanged for substantially identical 9 1/8% Senior Subordinated Notes Due 2008 that were registered under the Securities Act of 1933 (the "Notes") (capitalized terms used herein without definition have the respective meanings given to them in the Indenture);

         WHEREAS, Section 9.02 of the Indenture provides that with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuers and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture, including the definitions therein, except in certain cases where consent of the Holder of each outstanding Note affected is required;

         WHEREAS, the Company, the Note Guarantors and the Trustee desire to amend the Indenture with the consent of Holders of not less than a majority in aggregate principal amount of the outstanding Notes; and

         WHEREAS, Holders of not less than a majority of the aggregate principal amount of the outstanding Notes have consented to this Supplemental Indenture.

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Note Guarantors and the Trustee covenant and agree for the benefit of each other and for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                   ARTICLE I

         Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and

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as part of, the Indenture for any and all purposes, including but not limited to discharge of the Indenture as provided in Article 8 of the Indenture.

         Section 1.02. Effective as of the date hereof the definition of "Permitted Investment" in Section 1.01 of the Indenture shall be amended by (a) deleting the word "and" at the end of clause (viii) thereof, (b) deleting the "." at the end of clause (ix) thereof and replacing it with "; and", and (c) adding the following new clause (x) immediately following clause (ix) thereof:

         "(x) In addition to Investments permitted in clause (ix) above, Investments not to exceed $15,000,000 at any time outstanding in one or more Joint Ventures which conduct manufacturing operations primarily in Mexico."

                                   ARTICLE II

         Section 2.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms.

         Section 2.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated in their entirety herein and made applicable to the Trustee with respect hereto.

         Section 2.03. (a) THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                       (b) Each of the Company and each Note Guarantor hereby
(i) agrees that any suit, action or proceeding against it arising out of or relating to this Supplemental Indenture or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York, (ii) waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum, (iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding,
(iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon each and may be enforced in the courts of the jurisdiction of which each is subject, respectively, by a suit upon judgment, (v) agrees that service of process by mail to the address specified in Section 13.02 of the Indenture shall constitute personal service of such process on it in any such suit, action or proceeding.

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         Section 2.04. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.



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                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.


                                          GALEY & LORD, INC.


                                          By:
                                             ---------------------------
                                          Name:
                                          Title:

                                          ATTEST:

                                          ------------------------------
                                          Name:
                                          Title:


                                          GALEY & LORD INDUSTRIES, INC.


                                          By:
                                             ---------------------------
                                          Name:
                                          Title:

                                          ATTEST:

                                          ------------------------------
                                          Name:
                                          Title:


                                          G&L SERVICE COMPANY,
                                          NORTH AMERICA, INC.


                                          By:
                                             ---------------------------
                                          Name:
                                          Title:

                                          ATTEST:

                                          ------------------------------
                                          Name:
                                          Title:



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

                                          SWIFT TEXTILES, INC.


                                          By:
                                             ---------------------------
                                          Name:
                                          Title:

                                          ATTEST:


                                          ------------------------------
                                          Name:
                                          Title:


                                          SWIFT DENIM SERVICES, INC.


                                          By:
                                             ---------------------------
                                          Name:
                                          Title:

                                          ATTEST:


                                          ------------------------------
                                          Name:
                                          Title:

                                          GALEY & LORD PROPERTIES, INC.


                                          By:
                                             ---------------------------
                                          Name:
                                          Title:

                                          ATTEST:


                                          ------------------------------
                                          Name:
                                          Title:

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                                          SWIFT DENIM PROPERTIES, INC.


                                          By:
                                             ---------------------------
                                          Name:
                                          Title:

                                          ATTEST:


                                          ------------------------------
                                          Name:
                                          Title:

SUNTRUST BANK, as Trustee


By:
   -----------------------------
Name:
Title:

ATTEST:

--------------------------------
Name:
Title:

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